Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tandy Leather Factory, Inc. of our report dated February 26, 2025, relating to our audit of the consolidated financial statements of Tandy Leather Factory, Inc. as of and for the year ended December 31, 2024.

Dallas, Texas
October 22, 2025